UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 22, 2015 (October 13, 2015)

Inotek Pharmaceuticals Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	001-36829	04-3475813
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

91 Hartwell Avenue Lexington, MA	02421
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 676-2100

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On October 13, 2015, Gary M. Phillips, MD, MBA was appointed to the Board of Directors (the “Board”) of Inotek Pharmaceuticals Corporation (the “Company”) as a Class II director, to hold office until the next date of the annual meeting of stockholders following the year ending December 31, 2015, or until his earlier death, resignation or removal. The appointment of Dr. Phillips to the Board was reported under Item 5.02 on the Company’s Current Report on Form 8-K filed with the Securities and Commission (the “SEC”) on October 13, 2015 (the “Original Form 8-K”); such disclosure is incorporated herein by reference in its entirety. At the time of the filing of the Original Form 8-K with the SEC, Dr. Phillips’ committee assignment had not been determined. Pursuant to Instruction 2 to Item 5.02 of Form 8-K, this Form 8-K/A is being filed for the purpose of providing that information.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On October 22, 2015, the Board appointed Dr. Phillips to serve on the Compensation Committee of the Board. The Board has determined that Dr. Phillips satisfies all applicable requirements to serve on such committee. As previously disclosed, Dr. Phillips was appointed to the Board on October 13, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 23, 2015	INOTEK PHARMACEUTICALS CORPORATION

	By:	/s/ Dale Ritter
Dale Ritter
Vice President—Finance